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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
First Financial Bancorp:

We consent to incorporation herein by reference in the registration statement on Form S-8 of First Financial Bancorp of our report dated February 21, 1997, relating to the consolidated balance sheets of First Financial Bancorp and subsidiary as of December 31, 1996, and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Annual Report on Form 10-K for the year ended December 31, 1996, of First Financial Bancorp.


                                         /s/ KPMG Peat Marwick LLP



Sacramento, California
June 12, 1997

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